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                                                                    EXHIBIT 10.4
                           STOCK PURCHASE AGREEMENT
                           ------------------------


     THIS STOCK PURCHASE AGREEMENT ("Agreement"), effective as of this 19th day of April, 2001, is entered into by, between and among TRANSIT GROUP, INC., a Florida corporation, (hereinafter referred to as the "Company") and CYNTHIA F. TURNER, a resident of the State of Alabama, PHILIP R. FULMER, TIMOTHY A. FULMER, BARBARA FULMER and CARROLL A. FULMER, each a resident of the State of Florida (hereinafter referred to collectively as "Sellers", or individually as "Seller") and T. WAYNE DAVIS, a Florida resident ("Davis").

     WHEREAS, Sellers are the owners of record of 726,609 shares of the common capital stock of the Company (the "Stock") which are subject to purchase by the Company and/or Davis pursuant to Section 2.9 of that certain Agreement and Plan of Reorganization dated August 15, 1997 (the "Reorganization Agreement) and that certain Stock Purchase Agreement dated August 29, 1997 (the "Stock Purchase Agreement");

     WHEREAS, the Sellers have exercised their rights to require the Company and Davis to purchase the Stock, and the Sellers, the Company and Davis have reached a further agreement with respect to the terms thereof, all on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Sale and Purchase of Stock. Subject to the terms and conditions hereof, each of the Sellers herewith irrevocably agrees to sell to the Company, and the Company herewith irrevocably agrees to purchase from the Sellers, the Stock owned by Sellers (the "Purchased Shares") for the consideration set forth herein and in accordance with allocations set forth in Schedule A attached hereto. (The obligations of the parties hereto are not contingent or dependent upon the financial condition of the Company, whether the Company is in bankruptcy or reorganization (under any law),whether the Company is in existence or not as a corporation or other entity (active or otherwise), nor are the obligations contingent or dependent in any way upon the current value or future value of the stock being transferred.) The aggregate purchase price for the Purchased Shares shall be the amount equal to Two Million Six Hundred Fifteen Thousand Seven Hundred Ninety Four dollars ($2,615,794.00) (the "Purchase Price"). The Purchase Price shall be paid in thirty monthly installments, as set forth below, and shall bear interest as provided in Section 3 hereof. Upon receipt of each payment of principal and interest each month from the Company as set forth below in Schedule A, each of the Sellers shall deliver to the Company for cancellation the number of Purchased Shares set forth beside such Seller's name on Schedule A hereto.

           Carroll Anthony Fulmer and the Company hereby acknowledge that Carroll Anthony Fulmer has simultaneously herewith returned 138,889 shares of Stock to the Company in consideration of the Company's forgiveness of all principal and interest accrued under his

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Promissory Note to the Company in the original principal amount of $500,000 and therefore, the obligations of the Company and Davis, and the Purchase Price stated above, have been reduced by such amount, and the Company and Davis have no further obligations to Carroll Anthony Fulmer with respect to the put rights provided for in the Reorganization Agreement and the Stock Purchase Agreement. The Parties further acknowledge that the allocations, calculations and provisions hereof differ from and thereby supersede the provisions of the Reorganization Agreement and Stock Purchase Agreement, and agree that upon payment in full of the Purchase Price and interest thereon in the manner set forth herein, any and all rights of the Sellers to require either Davis or the Company to redeem any of their shares of common stock of the Company will be satisfied in full and thereby terminate.

           2. Payment of Purchase Price. The Purchase Price and interest accrued thereon shall be paid in monthly installments at such times and in such amounts as follows:

     On April 15, 2001 and on the 15th day of each month thereafter until and including August 15, 2003, the Company shall pay to Sellers an aggregate amount equal to One Hundred Thousand dollars ($100,000.00). On September 15, 2003, the Company shall pay to Sellers an aggregate amount equal to Eighty Three Thousand Four Hundred Eighty dollars and Eighty Six cents ($83,480.86). Such payments shall be made in advance, rather than in arrears, and allocated as set forth on Schedule A hereto.

     The Company shall have the right to prepay any or all installments in whole or in part at any time without premium or penalty. Any prepayment in part shall reduce the amount of the next installment due hereunder. The Company shall be obligated to prepay the Purchase Price to the extent of any net proceeds received by the Company in any stock offering by the Company subsequent to the date hereof.

           3. Interest. Interest shall accrue on the outstanding Purchase Price hereof, at a constant rate per annum equal to ten and one-half percent (10.5%). Said interest payments shall be paid monthly together with the principal amount of the Purchase Price in the manner and amounts set forth in
Section 2 above.

           4. Partial Release of Davis Obligation. Each of the Sellers hereby agrees that notwithstanding anything to the contrary in the Reorganization Agreement and Stock Purchase Agreement, on and after the date hereof, the obligations of Davis to repurchase the Stock from the Sellers thereunder (i) shall be limited to $1,800,000 and shall be further reduced by the principal amount of each installment payment by the Company of the Purchase Price after such payments have reduced the Purchase Price to $1,800,000 and (ii) Davis is hereby unconditionally released from any obligation whatsoever on any amounts above $1,800,000 and on such reductions. Except for the releases and reductions (which shall also be for the benefit of Davis' affiliates) provided for in this paragraph 4, nothing in this Agreement shall alter Davis' put obligations under the Reorganization Agreement and Stock Purchase Agreement (it being understood that Davis is not responsible for the obligations of the Company hereunder). So long as the Company is current in its payment obligations provided for herein, the Sellers agree not to attempt to enforce the put obligations of Davis under the Reorganization Agreement and the Stock Purchase Agreement. Notwithstanding anything herein to the contrary, the put obligation


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of Davis under the Reorganization Agreement and the Stock Purchase Agreement
will not expire as provided therein before the latest to occur of either (i) the receipt by the Sellers from the Company, Davis or upon any other sale of shares subject to the provisions of Section 2.9 of the Reorganization Agreement of an aggregate principal amount of $1,800,000, or (ii) the original expiration date provided for in Section 2.9 of the Reorganization Agreement, except that such put obligation shall expire on or prior to August 29, 2004.

           5. Representations and Warranties of Sellers. Each of the Sellers represents and warrants to the Company at the time of the execution of this Agreement and at the time of the transfer of the Purchased Shares (the "Closing") as follows:

                 (a) Each share certificate for the Purchased Shares is and will be delivered by Sellers to the Company, properly endorsed by Seller in blank or accompanied by a duly executed stock power of attorney, in either case with signature guaranteed, for transfer to the Company on the books and records of the Company.

                 (b) The Sellers have the power and authority to transfer the Purchased Shares, there are no restrictions on such transfer, and the Sellers are the owners of record of the Purchased Shares and have good and marketable title to the Purchased Shares, free and clear of any and all liens, pledges, hypothecations or any other encumbrances whatsoever.

                 (c) No consent or approval of any person, entity, or government or regulatory authority is necessary for the consummation of the transaction described in this Agreement.

                 (d) The amount of gross proceeds from the sale of any shares originally subject to the provisions of Section 2.9 of the Reorganization Agreement by any Seller (or a trust for the benefit of the children of such Seller) has been applied to reduce the amount of the obligation under the Reorganization Agreement or Stock Purchase Agreement to the extent required by the third paragraph of Section 2.9 of the Reorganization Agreement. Each of the Sellers (other than Carroll Anthony Fulmer) agree that the number of shares which any Seller (other than Carroll Anthony Fulmer) may require Davis or the Company to redeem shall be reduced by the dollar amount of the gross proceeds resulting from any sale by such Seller (including sales by a trust for the benefit of the children of such Seller, but excluding sales of the Company's Series B Convertible Preferred Stock and the common stock issuable upon the conversion thereof) of shares of the Company's common stock at any time prior to the expiration of the Company's and Davis' put obligation.

           6.  Indemnification.

                 (a) The Sellers shall jointly and severally indemnify and hold the Company harmless against any and all claims, demands, actions, investigations, costs (including reasonable attorneys' fees), judgments and executions against the Company arising from: (i) any breach of Sellers' representations and warranties hereunder; (ii) any breach by Sellers of this Agreement; and/or (iii) the enforcement by the Company of this indemnity.


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                 (b)    The Sellers shall jointly and severally indemnify and
hold Davis harmless against any and all claims, demands, actions, investigations, costs (but not including any attorneys' fees), judgments and executions against Davis arising from: (i) any breach of Sellers' representations and warranties hereunder; and/or (ii) the enforcement by Davis of this indemnity. Nothing in this Section 6(b) shall require the Sellers to indemnify Davis against attorneys' fees.

           7.  Covenants of the Company.

                 (a) Simultaneously with the execution of this Agreement, in consideration of the mutual covenants contained herein, the Company agrees to issue 300,000 shares of its Series B Convertible Preferred Stock to the Sellers, with each Seller receiving 60,000 of said shares.

                 (b) The Company shall not place, nor permit its subsidiaries to place, any additional mortgages other than those outstanding on the date hereof or in connection with the refinancing of the indebtedness secured by such existing liens on the real property owned by Transit Group Transportation, LLC in Groveland, Florida which was acquired by the Company in connection with the Reorganization Agreement.

                 (c) The Company and Sellers shall amend the Employment Agreements by and between the Company and the Sellers, as appropriate, so that each such Employment Agreement shall have substantially the same terms and conditions, including the duration thereof, as the Employment Agreements between the Company and Carroll A. Fulmer and Philip R. Fulmer.

                 (d) Until payment in full of the Purchase Price, and provided that the Company's Huntsville, Alabama facility remains open and meets the EBITDAR expectations of the Company's management, the employment of Sara Hunter and Jeff Hunter shall not be terminated by the Company other than for cause.

                 (e) The Company shall make the following payments in a timely manner:

                             i) The payments to Carroll Fulmer Management, Inc. including payments for the generator and the phone system used at the Company's Groveland, Florida facility;

                             ii) Rent or lease payments to PACT Leasing in California, to Wisconsin Pacific and to Cynthia F. Turner in Madison, Alabama;

                             iii) Payroll obligation of the Carroll Fulmer Group
                                  division of Transit Group Transportation, LLC as to the Sellers;

                             iv) Payments under the promissory notes made by the Company and held by Cynthia F. Turner, Philip R. Fulmer, Timothy A. Fulmer, Carroll
                                  A. Fulmer and Barbara Fulmer;


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                             v)   Reimbursement of all expenses, including
                                  automobile expenses, to the Sellers as
                                  required under their respective employment agreements with Transit Group Transportation, LLC;

                             vi) Premiums on certain life insurance policies on the lives of Cynthia F. Turner, Philip R. Fulmer, Timothy A. Fulmer and Carroll A. Fulmer; and

                             vii) Payment of amounts deducted from the salaries
                                  of Cynthia F. Turner, Philip R. Fulmer,
                                  Timothy A. Fulmer and Carroll A. Fulmer to the Barbara Fulmer Irrevocable Trust.

           8. Further Assurances. The Sellers from time to time after the date hereof, at the request of the Company or Davis and without further consideration, shall promptly take such actions as may be required to remove any and all liens on and encumbrances to the title of the Purchased Shares which arose prior to the transfer thereof pursuant to this Agreement, and to otherwise more effectively transfer to the Company or Davis of good and marketable title to the Purchased Shares, free and clear of any and all liens, claims and encumbrances.

           9. Miscellaneous. This Agreement contains the entire understanding between the parties hereto with respect to the matters contained herein, the purpose of which is to implement and amend the provisions of Section 2.9 of the Reorganization Agreement, which shall remain in full force and effect and unchanged, except as expressly hereby modified. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Sections 4, 5, 6 and 7 shall survive the purchase and sale of the Purchased Shares as set forth herein. This Agreement shall be binding upon each of the parties hereto and their respective successors, heirs and assigns. The captions are for convenience only and shall not affect interpretation herein.

           10. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to other parties):


            Sellers:  Philip R. Fulmer
                      8000 Cherry Lake Road
                      Groveland, Florida 34736

                      Timothy A. Fulmer
                      13045 Sugar Bluff Road
                      Clermont, Florida 34711


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            Barbara Fulmer
            11050 Autumn Lane
            Clermont, Florida  34711

            Carroll A. Fulmer
            11610 Osprey Pointe
            Clermont, Florida   34711

            Cynthia F. Turner
            12928 Lookingbill Lane
            Athens, Alabama  35611

With a
copy to:    Richard A. Wagner, Esquire
            304 E Colonial Drive
            Orlando, Florida  32801
            Facsimile (407) 422-2870

Davis:      T. Wayne Davis
            1910 San Marco Boulevard
            Jacksonville, Florida  32207
            Facsimile (904)  398-9533

With a
Copy to:    Duncan Mitchell, Esquire
            LeBoeuf, Lamb, Greene & MacRae, LLP
            50 North Laura Street, Suite 2800
            Jacksonville, Florida  32202-3650
            Facsimile (904) 353-1673

Company:    Transit Group, Inc.
            Overlook III
            Suite 1740
            2859 Paces Ferry Road
            Atlanta, Georgia  30339

With a
copy to:    G. Donald Johnson, Esquire
            Womble, Carlyle, Sandridge & Rice, PLLC
            One Atlantic Center, Suite 3500
            1201 W. Peachtree Street
            Atlanta, Georgia  30309
            Facsimile (404) 888-7490


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           11.   Attorney's Fees. In the event that any legal action is
instituted by the Company against the Seller or the Seller against the Company to enforce the terms of this Agreement, the prevailing party shall be entitled to its attorney's fees, costs and expenses incurred in connection with said action, which shall include reasonable attorneys' fees through the appellate process.

           12. Default. In the event any installment payment or interest payment pursuant to paragraphs two (2) and three (3) hereof or any other payment pursuant to paragraph 7(e) is not made within ten (10) days of the due date thereof, and such default shall continue for five (5) days after receipt by the Company of Notice of Default given pursuant to paragraph ten (10) hereof, then all remaining unpaid amounts due pursuant to paragraphs two (2) and three (3) hereof shall be accelerated and shall become immediately due and payable in full.

           13. Change of Control of the Company. In the event the Company completes (A) any sale, lease, exchange or other transfer of all or substantially all of the property and assets of the Company, (B) any merger or consolidation which the holders of the voting securities of the Company immediately prior thereto own less than a majority of the outstanding voting securities of the surviving entity immediately following such transaction or 100% of the issued and outstanding stock of the Company is sold in a transaction or series of transactions, then all remaining unpaid amounts due pursuant to paragraphs 2 and 3 hereof shall be accelerated and shall become immediately due and payable.


                        [SIGNATURES ON FOLLOWING PAGE]


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            IN WITNESS WHEREOF, the parties have hereunto affixed their hands and seals as of the date first above written.

                              COMPANY:

                              TRANSIT GROUP, INC.


                              By:  /s/ Philip A. Belyew
                                 --------------------------------------------
                                 Philip A. Belyew, President


                              DAVIS:


                              /s/ T. Wayne Davis
                              -----------------------------------------------
                              T. Wayne Davis


                              SELLERS:


                              /s/ Cynthia F. Turner
                              -----------------------------------------------
                              CYNTHIA F. TURNER


                              /s/ Philip R. Fulmer
                              -----------------------------------------------
                              PHILIP R. FULMER


                              /s/ Timothy A. Fulmer
                              -----------------------------------------------
                              TIMOTHY A. FULMER


                              /s/ Barbara Fulmer
                              -----------------------------------------------
                              BARBARA FULMER


                              /s/ Carroll A. Fulmer
                              -----------------------------------------------
                              CARROLL A. FULMER


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